Exhibit 23.2

                     CONSENT OF INDEPENDENT ACCOUNTANTS

     We consent to the incorporation by reference in the Registration Statement of Remington Oil and Gas Corporation (formerly Box Energy Corporation), on Form S-4 (File No. 0-19967) of our report dated March 5, 1996, except for the thirteenth paragraph of Note 1 as to which the date is March 27, 1998, on our audit of the financial statements of Remington Oil and Gas Corporation for the year ended December 31, 1995, which report is included in the Annual Report on Form 10-K.

                                         /S/ COOPERS & LYBRAND L.L.P.

Dallas, Texas
March 27, 1998